                                                                   Exhibit 10.11



                            FIRST MARYLAND BANCORP
                        1994 DEFERRED COMPENSATION PLAN
                       FOR DIRECTORS AND SENIOR OFFICERS
                           EFFECTIVE JANUARY 1, 1994

                            FIRST MARYLAND BANCORP
                        1994 DEFERRED COMPENSATION PLAN
                       FOR DIRECTORS AND SENIOR OFFICERS

                           EFFECTIVE JANUARY 1, 1994

                               TABLE OF CONTENTS
                               -----------------

                                                            Page
                                                            ----
                                   ARTICLE I
                                   ---------

                                  DEFINITIONS
                                  -----------

1.1           Account                                          1
1.2           Bancorp                                          1
1.3           Beneficiary                                      1
1.4           Board                                            1
1.5           Committee                                        1
1.6           Company                                          1
1.7           Compensation                                     1
1.8           Deferral Agreement                               1
1.9           Deferral Election                                2
1.10          Deferral Period                                  2
1.11          Determination Date                               2
1.12          Director                                         2
1.13          Disabled                                         2
1.14          Investment Options                               2
1.15          Participant                                      2
1.16          Plan                                             2
1.17          Plan Administrator                               3
1.18          Plan Year                                        3
1.19          Recordkeeper                                     3
1.20          Retirement                                       3
1.21          Retirement Benefit                               3
1.22          Retirement Date                                  3
1.23          Senior Officer                                   3
1.24          Termination                                      3
1.25          Termination Benefit                              3

                                   ARTICLE II
                                   ----------

                                 PARTICIPATION
                                 -------------

2.1           Participation                                    3
              (a)    Eligibility                               3
              (b)    Election to Participate                   4
2.2           Deferral Agreements                              4
2.3           Deferral Amount                                  4
              (a)    Directors                                 4
              (b)    Senior Officers                           4
2.4           Modification of Deferral Election                4


                                  ARTICLE III
                                  -----------

                                   ACCOUNTS
                                   --------


3.1           Deferred Compensation                            4
3.2           Retirement Account                               4
3.3           Determination of Account                         5
3.4           Determination of Earnings                        5
3.5           Statement of Accounts                            6


                                   ARTICLE IV
                                   ----------

                                    BENEFITS
                                    --------


4.1           Retirement Benefit                               6
              (a)    Commencement of Payments                  6
              (b)    Amount of Benefit                         7
              (c)    Adjustment for Pension Plan Benefits      7
              (d)    Payments After Death                      8
              (e)    Alternative Payment Forms                 8
4.2           Termination Benefit                              8
              (a)    Commencement of Payments                  8
              (b)    Amount of Benefit                         8
              (c)    Payments After Death                      8
4.3           Pre-Retirement Death Benefit                     8
4.4           Hardship Distributions                           8

                                   ARTICLE V
                                   ---------

                            BENEFICIARY DESIGNATION
                            -----------------------

5.1           Beneficiary(ies) Designation                     9
5.2           Amendments                                       9
5.3           No Beneficiary Designation                       9


                                   ARTICLE IV
                                   ----------

                               PLAN ADMINISTRATOR
                               ------------------


6.1           Plan Administrator Duties                        9
6.2           Agents                                          10
6.3           Binding Effect of Decisions                     10
6.4           Indemnity                                       10


                                  ARTICLE VII
                                  -----------

                                CLAIMS PROCEDURE
                                ----------------


7.1           Notice of Claim                                  10
7.2           Action on Claim                                  10
7.3           Review of Denial                                 11
7.4           Decision on Review                               11


                                  ARTICLE VIII
                                  ------------

                       AMENDMENT AND TERMINATION OF PLAN
                       ---------------------------------


8.1           Amendment                                        11
8.2           Board's Right to Terminate                       11

                                   ARTICLE IX
                                   ----------

                                 MISCELLANEOUS
                                 -------------

9.1           Unfunded Plan                                   11
9.2           Unsecured General Creditor                      12
9.3           Nonassignability                                12
9.4           Not a Contract of Employment                    12
9.5           Forfeiture of Benefits                          12
9.6           Terms                                           12
9.7           Captions                                        12
9.8           Governing Law                                   12
9.9           Validity                                        13
9.10          Notice                                          13
9.11          Successors                                      13
9.12          Incompetent                                     13
9.13          Company Obligations                             13

                            FIRST MARYLAND BANCORP
                        1994 DEFERRED COMPENSATION PLAN
                       FOR DIRECTORS AND SENIOR OFFICERS
                           EFFECTIVE JANUARY 1, 1994


       This Plan has been established by action of the Management and Compensation Committee of the Board of Directors of First Maryland Bancorp on December 14, 1993. It is intended to benefit the Directors of First Maryland Bancorp and The First National Bank of Maryland and certain key Senior Officers of First Maryland Bancorp and its subsidiaries, to secure their good will, loyalty and achievement, and to help attract and retain high quality employees and directors.

                                   ARTICLE I
                                   ---------

                                  DEFINITIONS

The following definitions apply to this Plan:

     1.1    Account.  "Account" means the Account maintained by the Company
            -------
pursuant to Article III, with respect to each Deferral Agreement.

     1.2    Bancorp.  "Bancorp" means First Maryland Bancorp and any successor
            -------
to its business.

     1.3    Beneficiary.  "Beneficiary" means the person, persons, or entity
            -----------
entitled under Article V to receive any Plan benefits payable after a Participant's death.

     1.4    Board.  "Board" or "Board of Directors" means the Board of
            -----
Directors of First Maryland Bancorp.

     1.5    Committee.  "Committee" means the Management and Compensation
            ---------
Committee of the Board.

     1.6    Company.  "Company" means Bancorp, The First National Bank of
            -------
Maryland and any direct or indirect subsidiary of either of them.

     1.7    Compensation.  A Senior Officer's "Compensation" means base salary,
            ------------
and any cash bonuses and incentive awards as the Committee, in its discretion, may determine from time to time, will be included in Compensation. Compensation also includes a former Senior Officer's periodic severance payments. A Director's Compensation means fees and retainers for service as a Director.

     1.8    Deferral Agreement.  "Deferral Agreement" means a Participant's
            ------------------
agreement to defer Compensation under this Plan, as more fully described in
Article II.

     1.9    Deferral Election.  "Deferral Election" means a Participant's
            -----------------
election to defer Compensation pursuant to a Deferral Agreement.

     1.10   Deferral Period.  "Deferral Period" means the Plan Year with
            ---------------
respect to which Com pensation is deferred pursuant to a Deferral Agreement.

     1.11   Determination Date.  "Determination Date" means the last day of
            ------------------
each calendar quarter, (i.e., March 31, June 30, September 30 and December 31).

     1.12   Director.  "Director" means a member of the Board of Directors of
            --------
First Maryland Bancorp and/or The First National Bank of Maryland.

     1.13   Disabled.  "Disabled" means the classification of a participant as
            --------
"disabled" pursuant to a Company's Long Term Disability Plan or any amendment or successor provision to such plan.

     1.14   Investment Options.  "Investment Options" means the following
            ------------------
investment options which are to be used as earnings indices as described in
Section 3.4:

            1.   ARK Money Market Fund
            2.   ARK Income Fund
            3.   ARK Growth and Income Fund
            4.   Fidelity Contrafund
            5.   Harbor International Fund
            6.   Founders Discovery Fund
            7.   Fidelity Emerging Markets Fund
            8.   AIB Stock Fund
            9.   Fidelity Developing Communications Fund
            10.  Fidelity Advisor Global Natural Resources Fund

     The Investment Options are chosen by the Recordkeeper and are subject to change from time to time as the Recordkeeper, in its discretion, deems necessary or appropriate.

     No provision of this Plan shall be construed as giving any Participant an interest in any of these Investment Options nor shall any provision require that the Company make any investment in any such funds.

     1.15   Participant.  "Participant" means a Senior Officer or Director who
            -----------
is eligible to participate in this Plan and who elects to participate by filing a Deferral Agreement as provided in Article II.

     1.16   Plan.  "Plan" means this First Maryland Bancorp 1994 Deferred
            ----
Compensation Plan for Directors and Senior Officers, effective January 1, 1994.

     1.17   Plan Administrator.  "Plan Administrator" means the Senior Vice
            ------------------
President, Human Resources of The First National Bank of Maryland. The Plan Administrator will administer the Plan pursuant to Article VI.

     1.18   Plan Year.  "Plan Year" means the calendar year.
            ---------

     1.19   Recordkeeper.  "Recordkeeper" means PNC Bank, N.A., or such other
            ------------
entity or individual as may be named as Recordkeeper by the Plan Administrator.

     1.20   Retirement.  A Senior Officer's "Retirement" means termination of
            ----------
employment with the Company after becoming eligible for normal retirement under the First Maryland Bancorp Pension Plan. "Retirement" also means the date on which a Participant becomes Disabled. A Director's "Retirement" means termination of service as a Director.

     1.21   Retirement Benefit.  "Retirement Benefit" means the benefit payable
            ------------------
to a Participant pursuant to Section 4.1.

     1.22   Retirement Date.  "Retirement Date" means the first day of the month
            ---------------
after a Participant's Retirement.

     1.23   Senior Officer.  "Senior Officer" means officers of Bancorp and
            --------------
other Companies in positions of grade level 45 and above. The Committee may, in its discretion, and from time to time, change the category of senior officers who are eligible to participate in this Plan as long as the eligible group remains limited to a "select group of management or highly compensated employees" within the meaning of the Employee Retirement Income Security Act of 1974.

     1.24   Termination.  "Termination" means termination of employment with the
            -----------
Company for any reason other than Retirement, death or Disability. However, if a former Senior Officer is receiving periodic severance payments, Termination does not occur until the severance payments cease.

     1.25   Termination Benefit.  "Termination Benefit" means the benefit
            -------------------
payable to a Participant pursuant to Section 4.2.

                                  ARTICLE II
                                  ----------

                                 PARTICIPATION


     2.1    Participation.
            -------------

            (a)  Eligibility.  Directors and Senior Officers may participate in
                 -----------
this Plan.

            (b)  Election to Participate.  A person must file a Deferral
                 -----------------------
Agreement with the Plan Administrator in order to participate. Participation shall be effective when the Plan Administrator or its designee accepts the Deferral Agreement. A Deferral Agreement, and the Deferral Election contained therein, must become effective before the beginning of the Deferral Period. Compensation which has already been earned cannot be deferred.

     2.2    Deferral Agreements.  Each Deferral Agreement shall state the amount
            -------------------
of Compensation to be deferred in the Plan Year which it covers. A Participant's obligation to defer Compensation pursuant to a Deferral Agreement will terminate upon the Participant's death, Termination or Disability.

     2.3    Deferral Amount.
            ---------------

            (a)  Directors.  A Director may defer up to 100% of his or her
                 ---------
Compensation, with a maximum deferral of $35,000 in a Plan Year.

            (b)  Senior Officers.  A Senior Officer's annual deferral may be
                 ---------------
from 5% to 40% of the Senior Officer's salary and/or 20% to 40% of the Senior Officer's bonus, with a maximum deferral of $100,000 in a Plan Year.

     2.4    Modification of Deferral Election.  A Participant's Deferral
            ---------------------------------
Election shall be irrevocable, except that the Plan Administrator may permit a Participant to reduce the designated amount to be deferred upon a finding, based upon uniform standards established by the Plan Administrator, that the Participant has suffered a financial hardship or overriding financial need. The amount of Compensation to be deferred shall not be reduced by more than the amount which is necessary to meet the Participant's immediate financial need and which is not reasonably available from the Participant's other resources.

                                  ARTICLE III
                                  -----------

                                   ACCOUNTS


     3.1    Deferred Compensation.  The amount of Compensation that a
            ---------------------
Participant elects to defer shall be withheld as indicated in the Participant's Deferral Agreement and credited to the Participant's Account when it otherwise would have become payable. Any withholding of taxes or other amounts with respect to deferred Compensation that is required by any state, federal or local law shall be withheld from the remainder of the Participant's Compensation which is not deferred.

     3.2    Account.  The Company directly, or through the Recordkeeper,  will
            -------
maintain on its books, for record keeping purposes only, an Account for each Participant with respect to amounts deferred under this Plan. The Participant's deferred Compensation will be credited to the Participant's Account.

     3.3    Determination of Account.  Each Participant's Account as of each
            ------------------------
Determination Date will consist of the balance of the Participant's Account as of the immediately preceding Determination Date, increased by Deferred Compensation credited and earnings, and decreased by distributions and losses, since that Determination Date.

     3.4    Determination of Earnings.  Subject to such limitations as may from
            -------------------------
time to time be required by law or imposed by the Recordkeeper, and subject to such operating rules and procedures as may be imposed from time to time by the Recordkeeper, each Participant may express to the Recordkeeper a preference as to how the Participant's Account should be constructively invested among the Investment Options. Such preference shall designate the percentage of the Participant's Account which is requested to be constructively invested in each Investment Option.

            (a) Any initial or subsequent expression of investment preference shall be in writing, on a form supplied by and filed with the Recordkeeper, and shall be subject to such rules and procedures as the Recordkeeper may promulgate from time to time.

            (b) If the Recordkeeper chooses to honor a Participant's investment preferences, (i) all contributions and credits and other amounts added to a Participant's Account, shall be constructively invested in accordance with the then effective designation of investment preference and (ii) as of the effective date of any new investment preference, all or a portion of the Participant's Account at that date shall be constructively reallocated among the designated Investment Options according to the percentages specified in the investment preference unless and until a subsequent investment preference shall be filed and become effective.

            (c) If the Recordkeeper receives an initial or revised investment preference which it deems to be incomplete, unclear or improper, the Participant's investment preference then in effect shall remain in effect (or, in the case of a deficiency in an initial investment preference, the Participant shall be deemed to have filed no investment preference) until the next Determination Date, unless the Recordkeeper provides for, and permits the application of, corrective action prior thereto. If a Participant fails to file an effective investment preference, the Participant's Account will be constructively invested in the Money Market Fund.

            (d) All investment preferences shall be advisory only and shall not bind the Company or the Recordkeeper. The Company shall not be obligated to invest any funds in connection with this Plan. If, however, the Company chooses to invest funds to provide for its liabilities under this Plan, the Recordkeeper shall have complete discretion as to investments.

            (e) Whether or not a Participant's investment preferences are followed, the Participant's Account will be credited with earnings or losses as follows. As of each Determination Date, the net earnings or losses (as defined below) of each Investment Option since the preceding Determination Date shall be allocated among all Accounts in accordance with the preferences indicated by each Participant as though the Accounts had been invested in the Investment Option in accordance with each Participant's indicated preference. For purposes of this allocation, the Account of each Participant will consist of the balance of the Account as of the preceding Determination Date, adjusted: (i) by adding thereto the Participant deferrals made since the preceding Determination Date and (ii) by subtracting therefrom all distributions made to the Participant or to a Beneficiary or Beneficiaries.

            (f) If it is determined that the constructive value of an Account as of any date on which distributions are to be made differs materially from the constructive value of the Account on the prior Determination Date upon which the distribution is to be based, the Recordkeeper, in its discretion, shall have the right to designate any date in the interim as a Determination Date for the purpose of constructively revaluing the Account so that the account from which the distribution is being made will, prior to the distribution, reflect its share of such material difference in value. Similarly, the Recordkeeper may adopt a policy of providing for regular interim valuations without regard to the materiality of changes in the value of the Accounts.

     3.5  Statement of Accounts.  Within a reasonable time after the end of each
          ---------------------
calendar quarter, the Recordkeeper shall submit to each Participant a statement of his Account balance.

                                  ARTICLE IV
                                  ----------

                                   BENEFITS

     4.1    Retirement Benefit.  A Participant will receive the benefit
            ------------------
described in this section upon Retirement.

            (a)  Commencement of Payments.
                 ------------------------

                 (1)   Senior Officer.  The Retirement Benefit of a Participant
                       --------------
who is a Senior Officer will begin on the first day of the month following Retirement. However, a Participant may elect that the Retirement Benefit begin at any age after the Senior Officer becomes eligible for early retirement under the First Maryland Bancorp Pension Plan regardless of whether Retirement has occurred on or before that date, provided that benefits may not begin later than age 70. The alternative commencement date may be elected when the Participant completes a Deferral Agreement. Once a Participant completes a Deferral Agreement, however, the Participant will be allowed to make one further election of an alternative commencement date, provided that if an alternative is elected after the Participant completes his Deferral Agreement, the election of that alternative will become effective only if (i) Retirement Benefits do not become payable under that alternative within one (1) year after it is elected and (ii) the alternative is elected more than one (1) year before Retirement Benefits would have become payable under the Participant's Deferral Agreement as in effect immediately before the alternative is elected. If an election of an alternative does not become effective, Retirement Benefits will be paid on the basis of the Deferral Agreement and elections in effect immediately before that alternative was elected.

                 (2)   Directors.  The Retirement Benefit of a Participant who
                       ---------
is a Director will begin at the earlier of the first day of the month following Retirement or the first day of the month following age 70. However, a Director may elect that the Retirement Benefit begin (i) on a specified date (not later than age 70), whether or not Retirement has occurred before that date, (ii) on the later of a specified date (not later than age 70) or Retirement, or (iii) on the earlier of a specified date (not later than age 70) or Retirement. Alternatives (i), (ii) and (iii) may be elected when the Director completes the Deferral Agreement. Once a Director completes the Deferral Agreement, the Director will be allowed to make one further election of one of these alternatives, provided that if an alternative is elected after the Director completes his Deferral Agreement, the election of that alternative will become effective only if (i) Retirement Benefits do not become payable under that alternative within one (1) year after it is elected and (ii) the alternative is elected more than one (1) year before Retirement Benefits would have become payable under the Director's Deferral Agreement as in effect immediately before the alternative is elected. If an election of an alternative does not become effective, Retirement Benefits will be paid on the basis of the Deferral Agreement and elections in effect immediately before that alternative was elected.

            (b)  Amount of Benefit.  The Retirement Benefit is the distribution
                 -----------------
of the Participant's Account in cash once a year over a period of from 2 to 15 years or in a lump sum as the Participant may elect in the Deferral Agreement. If a Participant elects distribution over a period of years, the first year's distribution will equal the Account balance multiplied by a fraction the numerator of which is one and the denominator of which is the total number of years over which payment is to be made. In subsequent years, the distribution will be the product of the remaining Account balance multiplied by the same fraction with the denominator reduced by one for each successive year. For example, if the Participant selects a 15 year payment period, the payment in the first year of distribution would be one fifteenth (1/15) of the Account as of the Participant's Retirement. The second year's distribution would equal one-fourteenth (1/14) of the Account as of one year after the Participant's Retirement. The third year's distribution would equal one-thirteenth (1/13) of the Account as of two years after the Participant's Retirement, and subsequent annual distributions would be calculated in accordance with that progression. While distributions are being made, the Participant's Account will continue to be credited with constructive earnings and investment gains and losses, and the Participant will continue to have the right to express investment preferences pursuant to Section 3.4.

            (c)  Adjustment for Pension Plan Benefits.  Participants who also
                 ------------------------------------
participate in the First Maryland Bancorp Pension Plan for Executive Employees (the "Executive Retirement Plan") or the First Maryland Bancorp Excess Benefit Plan (the "Excess Benefit Plan") will receive an additional benefit under this Plan equal to the amount of any reduction in their benefits under the Executive Retirement Plan or the Excess Benefit Plan caused by the deferral of Compensation under this Plan. Similarly, Participants who also participate in the First Maryland Bancorp Pension Plan (the "Qualified Plan") and whose benefits under the Qualified Plan are reduced because of deferrals under this Plan, will receive an additional benefit under this Plan equal to the amount of any reduction in their benefits under the Qualified Plan.

            (d)  Payments After Death.  If a Participant dies after the
                 --------------------
Retirement Benefit begins but before payment has been completed, the remaining balance of the Account at the date of death will continue to be paid to the Participant's Beneficiary(ies).

            (e)  Alternative Payment Forms.  The Plan Administrator may, in its
                 -------------------------
discretion, permit a Participant's Retirement Benefit to be paid in a form different from the form described in paragraph (b) above, but only if the Participant requests an alternative form of distribution before his Retirement. The Plan Administrator will have complete discretion in responding to a request for an alternative form of payment, will be under no obligation to respond favorably, and will not be bound by its past practice.

     4.2 Termination Benefit.  A Participant will receive the benefit
         -------------------
described in this section upon his Termination.

            (a)  Commencement of Payments.  Payment of the Termination Benefit
                 ------------------------
will begin on the first day of the month following Termination.

            (b)  Amount of Benefit.  The Termination Benefit is the amount of
                 -----------------
the Participant's Account as of the date of Termination, paid in cash in a lump sum. The Plan Administrator may, at its complete discretion, and regardless of its past practice, defer distribution until not later than the beginning of the second calendar year following the Participant's Termination and/or may require distribution of a Termination Benefit to be made in the form described in
Section 4.1(b).

            (c)  Payments After Death.  If the Participant dies after his
                 --------------------
Termination Benefit begins but before payment of the Termination Benefit has been completed, the remaining payments will be made to the Participant's Beneficiary(ies).

     4.3    Pre-Retirement Death Benefit.  If a Participant dies before
            ----------------------------
beginning to receive benefits under this Plan, the Beneficiary(ies) will receive the Participant's Account balance (valued as of the Determination Date which coincides with or next follows the date of death) in a cash lump sum payable on the first day of the month following the date of death.

     4.4    Hardship Distributions.  Upon a finding that a Participant has
            ----------------------
suffered a financial hardship or overriding financial need due to unforeseen events beyond the control of the Participant, the Committee may, in its sole discretion, allow distribution from the Participant's Account prior to the time specified for payment of benefits under the Plan. The amount of such distribution shall be limited to the amount which is necessary to meet the Participant's immediate financial need and which is not reasonably available from the other sources.

                                   ARTICLE V
                                   ---------

                            BENEFICIARY DESIGNATION


     5.1    Beneficiary(ies) Designation.  Each Participant shall have the
            ----------------------------
right, at any time, to designate a Beneficiary or Beneficiaries (both principal as well as contingent) to whom payment under this Plan shall be made if the Participant dies before all of the benefits have been distributed. Any Beneficiary(ies) designation shall be made in writing filed with the Plan Administrator and shall become effective only when received and accepted by the Plan Administrator.

     5.2    Amendments.  A Participant may change his Beneficiary designation by
            ----------
filing a new designation on a form prescribed by the Plan Administrator. The filing of a new Beneficiary designation will cancel all Beneficiary designations previously filed.

     5.3    No Beneficiary Designation.  If a Participant fails to designate a
            --------------------------
Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's Beneficiary shall be deemed to be the person or persons surviving in the first of the following classes in which there is a survivor, share and share alike:

            (a)  The Participant's surviving spouse;

            (b) The Participant's children, except that if any of the children predecease the Participant but leave issue surviving, then such issue shall take, by right or representation, the share their parent would have taken if living; and

            (c) The Participant's personal representative, executor, or administrator.

                                  ARTICLE VI
                                  ----------

                              PLAN ADMINISTRATOR


     6.1    Plan Administrator Duties.  This Plan shall be administered by the
            -------------------------
Plan Administrator. The Plan Administrator may be a Participant in the Plan. A Plan Administrator who is a participant in this Plan may not vote on matters affecting his or her personal benefit under this Plan, but any such individual shall otherwise be fully entitled to act in matters arising out of or affecting this Plan notwithstanding his or her participation herein. The Plan Administrator shall have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions, including interpretations of this Plan, as may arise in connection with the Plan.

     6.2    Agents.  In the administration of this Plan, the Plan Administrator
            ------
may, from time to time, employ agents and delegate to them or to others (including employees of the Company) such administrative duties as it sees fit. The Plan Administrator may from time to time consult with counsel, who may be counsel to the Company.

     6.3    Binding Effect of Decisions.  In carrying out its duties herein, the
            ---------------------------
Plan Administrator (or its designee) shall have full discretion to exercise all powers and to make all determinations, consistent with the terms of the Plan, in all matters entrusted to it, and its determinations shall be final and binding on all parties.

     6.4    Indemnity.  The Company shall indemnify and hold harmless the Plan
            ---------
Administrator and any employees to whom administrative duties under this Plan are delegated, against any and all claims, loss, damage, expense, or liability arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct.

                                  ARTICLE VII
                                  -----------

                               CLAIMS PROCEDURE


     7.1 Notice of Claim.  Any Participant or Beneficiary, or the duly
         ---------------
authorized representative of a Participant or Beneficiary, may file with the Plan Administrator a claim for a Plan benefit. Such a claim must be in writing on a form provided by the Plan Administrator and must be delivered to the Plan Administrator, in person or by mail, postage prepaid. Within ninety (90) days after the receipt of such a claim, the Plan Administrator shall send to the claimant, by mail, postage prepaid, a notice granting or denying, such claim, in whole or in part, unless special circumstances require an extension of time for processing the claim. In no event may the extension exceed ninety (90) days from the end of the initial period. If an extension is necessary, the claimant will be given a written notice to this effect prior to the expiration of the initial ninety (90) day period. The Plan Administrator shall have full discretion to deny or grant a claim in whole or in part in accordance with the terms of the Plan. If notice of the denial of a claim is not furnished in accordance with this Section, the claim shall be deemed denied and the claimant shall be permitted to exercise the right to review pursuant to Sections 7.3 and
7.4 of the Plan.

     7.2 Action on Claim.  The Plan Administrator shall provide to every
         ---------------
claimant who is denied a claim for benefits a written notice setting forth, in a manner calculated to be understood by the claimant:

                 (a)  The specific reason or reasons for the denial;

                 (b) A specific reference to the pertinent Plan provisions on which the denial is based;

                 (c) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                 (d)  An explanation of the Plan's claim review procedure.

     7.3 Review of Denial.  Within sixty (60) days after the receipt by a
         ----------------
claimant of written notification of the denial (in whole or in part) of a claim, the claimant or the claimant's duly authorized representative, upon written application to the Plan Administrator, delivered in person or by certified mail, postage prepaid, may request a review of such denial. Such a person also may review pertinent documents and may submit to the Plan Administrator, in writing, issues and comments concerning the claim.

     7.4 Decision on Review.  Upon the Plan Administrator's receipt of a notice
         ------------------
of a request for review, the Plan Administrator shall make a prompt decision on the review and shall communicate the decision on review in writing to the claimant. The decision on review shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based. The decision on review shall be made not later than sixty (60) days after the Plan Administrator's receipt of a request for a review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered not later than one hundred twenty (120) days after receipt of the request for review. If an extension is necessary, the claimant shall be given written notice of the extension by the Plan Administrator prior to the expiration of the initial sixty (60) day period. If notice of the decision on review is not furnished in accordance with this Section, the claim shall be deemed denied on review.

                                 ARTICLE VIII
                                 ------------

                       AMENDMENT AND TERMINATION OF PLAN


     8.1    Amendment.  The Committee may at any time amend the Plan in whole or
            ---------
in part. However, no amendment shall be effective to decrease or restrict any then existing Account or to change the Company's obligations under any then existing Deferral Agreement.

     8.2    Board's Right to Terminate.  The Board may at any time terminate the
            --------------------------
Plan in its entirety or as it applies to any Company, in which event no new Deferral Agreements shall be made for Directors or Senior Officers of the Company or Companies affected by the termination, but the obligations of the Company or Companies under existing Deferral Agreements shall continue.

                                  ARTICLE IX
                                  ----------

                                 MISCELLANEOUS


     9.1    Unfunded Plan. This Plan is intended to be an "unfunded" plan
            -------------
maintained primarily to provide deferred compensation for a "select group of management or highly compensated employees" within the meaning of the Employee Retirement Income Security Act of 1974, as amended, and shall be so construed.

     9.2    Unsecured General Creditor.  This Plan is unfunded.  Benefits shall
            --------------------------
be paid from the Company's general assets. Participants and their beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, interest or claims in any property or assets owned or which may be acquired by the Company. Such assets of the Company shall not be held under any trust for the benefit of Participants, their Beneficiaries, heirs, successors or assigns, or held in any way as collateral security against the obligations of the Company under this Plan. The Company's obligation under the Plan shall be that of an unfunded and unsecured promise of the Company to pay money in the future. The Company in its sole discretion, may, however, elect to provide the Retirement Benefits and/or Termination Benefits of this Plan through a trust or funding vehicle, provided, however, that the terms of any such trust or funding vehicle shall not alter the status of Participants and Beneficiaries as mere general unsecured creditors of the Company or otherwise cause the Plan to be funded or benefits taxable to Participants except upon actual receipt.

     9.3    Nonassignability.  Neither a Participant nor any other person shall
            ----------------
have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate, or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof. The rights to all such amounts are expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony, or separate maintenance owned by Participants or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency, except as required by law.

     9.4    Not a Contract of Employment.  The terms and conditions of this Plan
            ----------------------------
shall not be deemed to constitute a contract of employment between the Company and a Participant, and a Participant shall have no rights against the Company except as may otherwise be specifically provided herein. Moreover, nothing in the Plan shall be deemed to give a Participant the right to be retained in the service of the Company or to interfere with the right of the Company to discipline or discharge an employee at any time.

     9.5    Forfeiture of Benefits.  If a Participant's employment is terminated
            ----------------------
because of willful misfeasance or gross negligence in the performance of his or her duties, his or her right to benefits under this Plan shall, in the discretion of the Board, be forfeited, and the Company shall have no further obligation hereunder to such Participant or his or her Beneficiary(ies).

     9.6    Terms.  Use of the masculine pronoun in this Plan will include the
            -----
feminine and use of the singular will include the plural, unless the context clearly indicates otherwise.

     9.7    Captions.  The captions of the articles, sections and paragraphs of
            --------
this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

     9.8    Governing Law.  This Plan shall be governed by the laws of the
            -------------
United States and, to the extent not preempted thereby, the laws of Maryland.

     9.9    Validity.  The illegality or invalidity of any provision of this
            --------
Plan shall not affect its remaining parts, but this Plan shall be construed and enforced without such illegal or invalid provisions.

     9.10    Notice.  Any notice or filing required or permitted to be given to
             ------
the Plan Administrator under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to:

                 The Senior Vice President - Human Resources
                 The First National Bank of Maryland
                 25 South Charles Street
                 Baltimore, Maryland 21201

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

     9.11    Successors.  The provisions of this Plan shall bind and inure to
             ----------
the benefit of the Company and its successors and assigns. The term successors as used herein shall include any corporation or other business entity which shall, whether by merger, consolidation, purchase of assets, or otherwise, acquire all or substantially all of the business or assets of the Company, and successors of any such corporation or other business entity.

     9.12    Incompetent.  If the Plan Administrator finds that any Participant
             -----------
or Beneficiary to whom a benefit is payable under this Plan is unable to care for his affairs, any payment due (unless prior claim therefore shall have been made by a duly authorized guardian or other legal representative) may be paid, upon appropriate indemnification of the Plan Administrator, to any person who is charged with the support of the Participant or Beneficiary. Any such payment shall be payment for the account of the Participant and shall be complete discharge of any liability of the Plan therefore.

     9.13    Company Obligations.  Bancorp and each of its subsidiaries shall be
             -------------------
jointly and severally liable for the obligations to Participants under this Plan.

             IN WITNESS WHEREOF, Bancorp and The First National Bank of Maryland have duly executed this Plan to evidence the assumption of the obligations of this Plan by them.

ATTEST:                                FIRST MARYLAND BANCORP


    /s/ Diane E. Murphy                By    /s/ Jeremiah E. Casey
--------------------------------------    ---------------------------------

                                       THE FIRST NATIONAL BANK
                                       OF MARYLAND

    /s/ Linda Green                    By    /s/ Andrew Hiduke
--------------------------------------    ------------------------------------